EXHIBIT 99.1

Contacts:

Scott M. Tsujita (Investors) Hypercom Corporation 480.642.5161 stsujita@hypercom.com	Pete Schuddekopf (Media) Hypercom Corporation 480.642.5383 pschuddekopf@hypercom.com

FOR IMMEDIATE RELEASE

Hypercom Stockholders Approve Merger with VeriFone Systems, Inc.

SCOTTSDALE, Ariz., February 24, 2011 – Hypercom Corporation (NYSE: HYC) announced today that the stockholders of the Company have approved the merger agreement providing for the acquisition of the Company by VeriFone Systems, Inc. (NYSE: PAY). The results were announced this morning by Norman Stout, Chairman of the Board, during a special meeting of stockholders. The merger agreement and merger were approved by more than 99% of the shares voted, which constituted approximately 80% of the total number of shares outstanding as of the record date for the special meeting.

The proposed merger was announced on November 17, 2010, and is expected to close in the second half of 2011, pending the satisfaction of applicable regulatory approvals and other customary closing conditions.

About Hypercom

Global payment technology leader Hypercom Corporation delivers a full suite of high security, end-to-end electronic payment products, software solutions and services. The Company's solutions address the high security electronic transaction needs of banks and other financial institutions, processors, large scale retailers, smaller merchants, quick service restaurants, and users in the transportation, petroleum, healthcare, prepaid, self-service and many other markets. Hypercom solutions enable businesses in more than 100 countries to securely expand their revenues and profits. Hypercom is a founding member of the Secure POS Vendor Alliance (SPVA) and is the second largest provider of electronic payment solutions and services in Western Europe and third largest provider globally.

Additional Information and Where You Can Find It

In connection with the proposed transaction, VeriFone has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (Registration No. 333-171324) that includes a proxy statement/prospectus of Hypercom relating to the proposed transaction.  The proxy statement/prospectus has been mailed to the stockholders of Hypercom. Investors are urged to read the registration statement and the proxy statement/prospectus (and all amendments and supplements thereto) that is part of the registration statement and any other relevant documents filed with the SEC when they become available because they contain important information about VeriFone, Hypercom and the proposed transaction. You will be able to obtain, without charge, copies of the registration statement, including the proxy statement/prospectus, as well as other filed documents containing information about VeriFone and Hypercom, at the website maintained by the SEC (www.sec.gov) when they become available.  Copies of VeriFone’s filings may also be obtained without charge from VeriFone at VeriFone’s website (www.verifone.com) or by directing a request in writing to VeriFone Systems, Inc., Attention: Investor Relations, 2099 Gateway Place, Suite 600, San Jose, California 95110, by phone to (408) 232-7979 or by email to ir@verifone.com. Copies of Hypercom’s filings may be obtained without charge from Hypercom at Hypercom’s website (www.hypercom.com) or by directing a request in writing to Hypercom Corporation, Attention: Investor Relations, 8888 East Raintree Drive, Suite 300, Scottsdale, Arizona 85260, by phone to (480) 642-5000 or by email to stsujita@hypercom.com.

VeriFone, Hypercom and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Hypercom stockholders in respect of the proposed transaction.  Information regarding VeriFone’s directors and executive officers is available in VeriFone’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, filed with the SEC on December 21, 2010.  Information regarding Hypercom’s directors and executive officers is set forth in the proxy statement/prospectus contained in the Registration Statement on Form S-4/A filed by VeriFone on January 10, 2011 and the supplemental disclosures set forth in the current reports on Form 8-K filed by Hypercom on February 14, 2011 and February 16, 2011. Information regarding Hypercom’s directors and executive officers is also available in Hypercom’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2009, filed with the SEC on March 12, 2010 and December 1, 2010, respectively, and the proxy statement for Hypercom’s 2010 annual meeting of stockholders filed with the SEC on April 26, 2010.

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Hypercom is a registered trademark of Hypercom Corporation. All other products or services mentioned in this document are trademarks, service marks, registered trademarks or registered service marks of their respective owners.

This press release includes statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market acceptance of new products, product capability and performance, product competitiveness, product sales, revenues, profits, and market share. These forward-looking statements are based on management's current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, factors that could cause actual results to differ materially from those in forward-looking statements include: industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; market acceptance of new products and services; compliance with industry standards, certifications and government regulations; the performance of suppliers, contract manufacturers and subcontractors; risks associated with international operations and foreign currency fluctuations, the state of the U.S. and global economies in general, risks associated with the Company being merged with and into VeriFone Systems, Inc. as contemplated by a definitive merger agreement between the companies, and other risks detailed in our filings with the Securities and Exchange Commission, including the Company's most recent 10-K and subsequent 10-Qs and 8-Ks. Forward-looking statements speak only as of the date made and are not guarantees of future performance. We undertake no obligation to publicly update or revise any forward-looking statements.